CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated October 25, 2019, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year or period ended August 31, 2019. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

December 19, 2019

Appendix A

Fund Name

Invesco 1-30 Laddered Treasury ETF
Invesco California AMT-Free Municipal Bond ETF
Invesco CEF Income Composite ETF
Invesco DWA SmallCap Momentum ETF
Invesco DWA Tactical Multi-Asset Income ETF
Invesco DWA Tactical Sector Rotation ETF
Invesco Fundamental High Yield Corporate Bond ETF
Invesco Fundamental Investment Grade Corporate Bond ETF
Invesco KBW Bank ETF
Invesco KBW High Dividend Yield Financial ETF
Invesco KBW Premium Yield Equity REIT ETF
Invesco KBW Property & Casualty Insurance ETF
Invesco KBW Regional Banking ETF
Invesco LadderRite 0-5 Year Corporate Bond ETF
Invesco National AMT-Free Municipal Bond ETF
Invesco New York AMT-Free Municipal Bond ETF
Invesco Preferred ETF
Invesco PureBeta MSCI USA ETF
Invesco PureBeta MSCI USA Small Cap ETF
Invesco PureBeta US Aggregate Bond ETF
Invesco Russell 1000 Enhanced Equal Weight ETF
Invesco Russell 1000 Equal Weight ETF
Invesco Russell 1000 Low Beta Equal Weight ETF
Invesco S&P 500 Enhanced Value ETF
Invesco S&P 500 ex-Rate Sensitive Low Volatility ETF
Invesco S&P 500 High Beta ETF
Invesco S&P 500 High Dividend Low Volatility ETF
Invesco S&P 500 Low Volatility ETF
Invesco S&P 500 Minimum Variance ETF
Invesco S&P 500 Momentum ETF
Invesco S&P High Income Infrastructure ETF
Invesco S&P MidCap Low Volatility ETF
Invesco S&P SmallCap Consumer Discretionary ETF
Invesco S&P SmallCap Consumer Staples ETF
Invesco S&P SmallCap Energy ETF
Invesco S&P SmallCap Financials ETF
Invesco S&P SmallCap Health Care ETF
Invesco S&P SmallCap High Dividend Low Volatility ETF
Invesco S&P SmallCap Industrials ETF
Invesco S&P SmallCap Information Technology ETF
Invesco S&P SmallCap Low Volatility ETF
Invesco S&P SmallCap Materials ETF
Invesco S&P SmallCap Quality ETF
Invesco S&P SmallCap Utilities & Communication Services ETF
Invesco Senior Loan ETF
Invesco Shipping ETF

Invesco Solar ETF
Invesco Taxable Municipal Bond ETF
Invesco Treasury Collateral ETF
Invesco Variable Rate Preferred ETF
Invesco VRDO Tax-Free Weekly ETF